UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

ORIENTAL FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Oriental Center

Professional Offices Park

997 San Roberto Street, 10th Floor

San Juan, Puerto Rico 00926

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Acquisition

On June 28, 2012, Oriental Financial Group Inc. (“Company”) issued a press release announcing that on June 28, 2012 the Company and Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”) entered into a definitive acquisition agreement, pursuant to which BBVA agreed to sell to the Company, and the Company agreed to purchase from BBVA, all of the outstanding common stock of each of BBVA PR Holding Corporation (the sole shareholder of Banco Bilbao Vizcaya Argentaria Puerto Rico, a Puerto Rico chartered commercial bank, and BBVA Seguros, Inc., a subsidiary offering insurance services) and BBVA Securities of Puerto Rico, Inc., a registered broker-dealer (the “Acquisition”).

In addition, the Company announced that it had entered into definitive subscription agreements with various institutional purchasers to raise $84 million of new equity capital for the Company through a private placement (the “Placement”) of the Company’s 8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C, $1.00 par value and $1,000 liquidation preference per share (the “Series C Preferred Stock”).

The Company also announced a conference call for investors at 9:00 a.m. Eastern Time on June 28, 2012 regarding the Acquisition.

Included as exhibits hereto are presentation slides to be used in the conference call for investors and certain supplemental information relating to the Company.

Copies of the press release, investor presentation and the supplement information document are included in this report as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference herein.

Information provided herein regarding the post-Acquisition combined company is based in part on certain assumptions regarding the Acquisition and the value of the acquired assets and liabilities that the Company believes are reasonable. Actual results will vary from the projections, and the variations may be material. The Company undertakes no obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

*99.1	Press Release, dated June 28, 2012.

*99.2	Investor Presentation, dated June 28, 2012.

*99.3	Supplemental Regulation FD Disclosure.

*	Filed herewith.

Cautionary Note Regarding Forward-Looking Statements

The information included in this report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the ability to receive and timing of necessary regulatory approvals to consummate the Acquisition, (ii) difficulties in combining the operations of Banco Bilbao Vizcaya Argentaria Puerto Rico; (iii) the amounts by which our assumptions related to the Acquisition, including future financing, fail to approximate actual results; (iv) the rate of declining growth in the economy and employment levels, as well as general business and economic conditions; (v) changes in interest rates, as well as the magnitude of such changes; (vi) the fiscal and monetary policies of the federal government and its agencies; (vii) changes in federal bank regulatory and supervisory policies, including required levels of capital; (viii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (ix) the performance of the stock and bond markets; (x) competition in the financial services industry; and (xi) possible legislative, tax or regulatory changes. For a discussion of such factors and certain risks and uncertainties to which the Company is subject, see the Company’s annual report on Form 10-K for the year ended December 31, 2011, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, the Company assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.

Date: June 28, 2012	By:	/s/ Carlos O. Souffront
	Name:	Carlos O. Souffront
	Title:	Secretary of the Board of Directors

Exhibit Index

Exhibit No.	Description of Exhibit

*99.1	Press Release, dated June 28, 2012.

*99.2	Investor Presentation, dated June 28, 2012.

*99.3	Supplemental Regulation FD Disclosure.

*	Filed herewith.